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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                         THE SPORTS CLUB COMPANY, INC.
                            (A DELAWARE CORPORATION)
                                  SUBSIDIARIES

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SUBSIDIARY                                   FORM           STATE
------------                                 ----           -----
TVE, Inc. (Inactive)                         Corporation    California

Canoga/Agoura Spectrum Club, Inc.            Corporation    California

The Sports Connection Holding Company        Corporation    California

The Spectrum Club Company, Inc.              Corporation    California

NY Sports Club, Inc.                         Corporation    Delaware

Sports Club, Inc. of California              Corporation    California

Pontius Realty, Inc.                         Corporation    California

Irvine Sports Club, Inc.                     Corporation    California

The SportsMed Company, Inc.                  Corporation    California

SCC Sports Club, Inc. (Inactive)             Corporation    Texas

L.A./Irvine Sports Clubs, Ltd.               Partnership    California

Talla New York, Inc.                         Corporation    New York

Reebok-Sports Club/NY                        Partnership    New York

El Segundo-TDC, Ltd.                         Partnership    California




Sports Connection ES/MB                      Partnership    California


Green Valley Spectrum Club, Inc.             Corporation    Nevada

SF Sports Club, Inc.                         Corporation    Delaware

Washington D.C. Sports Club, Inc.            Corporation    Delaware

HFA Services, Inc.                           Corporation    Delaware

Sepulveda Realty and Development Co. Inc.    Corporation    Delaware

Spectrum Club Anaheim                        Corporation    Delaware

Spectrum Liquidation Corp.                   Corporation    Delaware
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